SUB-ITEM 77Q1

                                                 MFS VARIABLE INSURANCE TRUST

This document is hereby incorporated to this N-SAR filing by reference:

     A Form of Amendment to the Declaration of Trust - Redesignation of Series; Incorporated by reference to Registrant's Post-Effective Amendment No. 15 (File Nos. 33-74668 and 811-8326) as filed with the SEC via EDGAR on February 23, 2001. The Trust redesignated the following:






o MFS Investors Trust Series (VGI) - name changed from MFS Growth with Income Series.
o MFS Investors Growth Stock Series (VGS) - name changed from MFS Growth
Series.